Metris Receivables, Inc.                                             Metris Master Trust                       Monthly Report
Certificateholder's Statement                                           Series 1997-1                                Jan-1999
Section 5.2
                                                                           Class A             Class B             Class C

 (i)  Certificate Amount                                               616,250,000.00      106,250,000.00       72,250,000.00
(ii)  Certificate Principal Distributed                                          0.00                0.00                0.00
(iii) Certificate Interest Distributed                                   3,528,031.25          629,531.25          384,625.89
(iv) Principal Collections                                              29,839,784.82        5,144,790.48        3,498,457.52
(v)  Finance Charge Collections                                         13,009,907.17        2,243,087.46        1,525,299.46
       Recoveries                                                          184,383.02           31,790.18           21,617.32
       Principal Account Earnings                                                0.00                0.00                0.00
       Accum. Period Reserve Acct. Earnings                                      0.00                0.00                0.00
       Pre-Funding Account Earnings                                              0.00                0.00                0.00
         Total Finance Charge Collections                               13,194,290.19        2,274,877.64        1,546,916.78
                    Total Collections                                   43,034,075.01        7,419,668.12        5,045,374.30
(vi) Aggregate Amount of Principal Receivables                                     --                  --                  --
       Invested Amount (End of Mth)                                    616,250,000.00      106,250,000.00       72,250,000.00
       Floating Allocation Percentage                                      15.7345569%          2.7128546%          1.8447412%
       Fixed/Floating Allocation Percentage                                       N/A                 N/A                 N/A
       Invested Amount (Beg. of Mth)                                   616,250,000.00      106,250,000.00       72,250,000.00
       Average Daily Invested Amount                                               --                  --                  --
(vii)  Receivable Delinquencies (As a % of Total Receivables)                      --                  --                  --
       Current                                                                     --                  --                  --
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                  --                  --                  --
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                 --                  --                  --
       90 Days and Over (60+ Days Contractually Delinquent)                        --                  --                  --
                    Total Receivables                                              --                  --                  --
(viii) Aggregate Investor Default Amount                                           --                  --                  --
         As a % of Average Daily Invested Amount                                   --                  --                  --
            (Annualized based on 365 days/year)                                 10.42%
(ix)  Charge-Offs                                                                0.00                0.00                0.00
 (x)  Servicing Fee                                                                --                  --                  --
(xi)  Pool Factor                                                           1.0000000           1.0000000           1.0000000
(xii) Unreimbursed Reallocated Principal Collections                               --                0.00                0.00
(xiii) Excess Funding Account Balance                                              --                  --                  --
         Pre-Funding Account Balance                                               --                  --                  --
(xiv) Class C Reserve Amount                                                       --                  --                  --
         Class C Reserve Account Balance                                           --                  --                  --
         Class C Trigger Event Occurrence                                          --                  --                  --
(xv) Number of New Accounts Added to the Trust                                     --                  --                  --
(xvi) Average Net Portfolio Yield                                                  --                  --                  --
(xvii) Minimum Base Rate                                                           --                  --                  --
(xviii) Principal Funding Account Balance                                          --                  --                  --
(xix) Accumulation Shortfall                                                       --                  --                  --
(xx)  Scheduled Commencement date of the Accumulation Period                       --                  --                  --
        Accumulation Period Length                                                 --                  --                  --
(xxi) Required Reserve Account Amount                                              --                  --                  --
        Available Reserve Account Amount                                           --                  --                  --
        Covered Amount                                                             --                  --                  --







                                                                          Class D               Total
 (i)  Certificate Amount                                                55,250,000.00      850,000,000.00
(ii)  Certificate Principal Distributed                                            --                0.00
(iii) Certificate Interest Distributed                                             --        4,542,188.39
(iv) Principal Collections                                               2,675,036.30       41,158,069.12
(v)  Finance Charge Collections                                          1,166,290.14       17,944,584.23
       Recoveries                                                           16,530.89          254,321.41
       Principal Account Earnings                                                0.00                0.00
       Accum. Period Reserve Acct. Earnings                                      0.00                0.00
       Pre-Funding Account Earnings                                              0.00                0.00
         Total Finance Charge Collections                                1,182,821.03       18,198,905.64
                    Total Collections                                    3,857,857.33       59,356,974.76
(vi) Aggregate Amount of Principal Receivables                                     --    3,916,538,628.10
       Invested Amount (End of Mth)                                     55,250,000.00      850,000,000.00
       Floating Allocation Percentage                                       1.4106844%         21.7028371%
       Fixed/Floating Allocation Percentage                                       N/A           0.0000000%
       Invested Amount (Beg. of Mth)                                    55,250,000.00      850,000,000.00
       Average Daily Invested Amount                                               --      849,995,413.43
(vii)  Receivable Delinquencies (As a % of Total Receivables)                      --                  --
       Current                                                                  83.40%   3,428,934,292.78
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                8.23%     338,180,860.58
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)               2.72%     112,015,104.14
       90 Days and Over (60+ Days Contractually Delinquent)                      5.65%     232,163,929.28
                    Total Receivables                                          100.00%   4,111,294,186.78
(viii) Aggregate Investor Default Amount                                           --        7,519,500.47
         As a % of Average Daily Invested Amount                                   --                  --
            (Annualized based on 365 days/year)
(ix)  Charge-Offs                                                                0.00
 (x)  Servicing Fee                                                                --        1,443,835.62
(xi)  Pool Factor                                                                  --                  --
(xii) Unreimbursed Reallocated Principal Collections                             0.00                0.00
(xiii) Excess Funding Account Balance                                              --                0.00
         Pre-Funding Account Balance                                               --                0.00
(xiv) Class C Reserve Amount                                                       --       21,250,000.00
         Class C Reserve Account Balance                                           --       36,057,048.07
         Class C Trigger Event Occurrence                                          --                 Yes
(xv) Number of New Accounts Added to the Trust                                     --                   0
(xvi) Average Net Portfolio Yield                                                  --             14.7932%
(xvii) Minimum Base Rate                                                           --              8.8055%
(xviii) Principal Funding Account Balance                                          --                0.00
(xix) Accumulation Shortfall                                                       --                 N/A
(xx)  Scheduled Commencement date of the Accumulation Period                       --          March 2001
        Accumulation Period Length                                                 --                 N/A
(xxi) Required Reserve Account Amount                                              --                 N/A
        Available Reserve Account Amount                                           --                 N/A
        Covered Amount                                                             --                 N/A